SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2005

Imergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

000-27941	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company is in the process of completing a review of its accounting practices related to customer installment contracts.  As a result, the Company is changing its accounting method for customer installment contracts to a cash basis method, whereby the Company will recognize revenue when it receives cash payments on those contracts.

Previously, the Company consistently recognized revenue on an accrual basis method, whereby the Company recognized revenue on the full amount of these contracts when the product was delivered to the customer, the contract was signed and the rescission period expired.  At the same time it recognized revenue, the Company recorded an appropriate allowance for bad debt as an expense.  On August 18, 2005, management concluded, with the concurrence of the Audit Committee of the Board of Directors, that the Company will restate its financial statements for the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002 and the appropriate related interim periods to change the accounting method for its customer installment contracts as noted above.  As a result, these financial statements should no longer be relied upon.  This determination has been made after consultation with the Company’s independent registered public accountants Grant Thorton LLP.  Although the Company has not completed its review, the Company believes that the change in its accounting method will have a material effect on previously reported gross revenue, earnings and balance sheet.  The Company will restate the aforementioned financial statements by filing an amended 2004 Form 10-K, and related 10-Qs as appropriate, as soon as practical.

The Company is also reviewing its accounting practices regarding the recognition of revenue arising out of the sale of licenses to use the Company’s Stores Online™ software.  Until this review is completed, the Company is unable to provide any assurance that additional changes to the Company’s accounting practices will not result therefrom.

The discussion of the Company’s revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents management’s preliminary assessment of the revised results, which have not been audited or reviewed by Grant Thornton LLP.

Under Public Company Accounting Oversight Board Auditing Standard No. 2, the restatement of the Company’s financial statements is an indicator that a material weakness in internal control over financial reporting may exist.  The Company’s management is reviewing its disclosure controls over financial reporting.

Item 7.01               Regulation FD Disclosure

On August 19, 2005, the Company issued a press release announcing that the Company would restate certain of its previously issued financial statements.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated August 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date:	August 19, 2005	By:	/s/	Robert Lewis
Robert Lewis, Chief Financial Officer